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                                                                    EXHIBIT 21.1

            SUBSIDIARIES OF AMERICAN PHYSICIANS SERVICE GROUP, INC.
                              AS OF MARCH 25, 1996

Name of Subsidiary                 State of Incorporation
------------------                 ----------------------

APS Communications Corporation             Texas

APS Facilities Management, Inc.            Texas

APS Financial Corporation                  Colorado

APS Insurance Services, Inc.               Delaware

APS Realty, Inc.                           Texas

APS Systems, Inc.                          Delaware

PLE Management, Inc.                       Texas

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